UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 11, 2006

BRAZAURO RESOURCES CORPORATION (Exact Name of Registrant as Specified in Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation)	000-21968 (Commission File Number)	76-0195574 (IRS Employer Identification No.)

800 Bering Drive, Suite 208 Houston, TX 77057 (Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (713) 785-1278

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 11, 2006, Brazauro Resources Corporation and BrazMin Corp. entered into an agreement (“the Agreement”) to acquire all of BrazMin’s interests in the Tocantinzinho gold project area in Brazil in exchange for 13,150,000 common shares of Brazauro. The acquisition will be accomplished by the purchase of a wholly owned subsidiary of BrazMin which indirectly holds BrazMin’s Tocantinzinho interests. The acquisition is subject to confirmation of certain title matters from the Departamento Nacional de Produção Mineral in Brazil, regulatory approval and certain other conditions. If the acquisition is completed, it will consolidate BrazMin’s mineral interests with Brazauro’s and extend the mineral land holdings of Brazauro in the area. The agreement will result in BrazMin owning approximately 19.9% of the issued shares of Brazauro. BrazMin does not currently own beneficially, directly or indirectly, any shares of Brazauro.

In connection with the Agreement, Brazauro and BrazMin have agreed to enter into a Voting Trust and Placement Rights Agreement (the “Voting Agreement”) at the time of the closing of the transaction pursuant to which Brazauro will have the right to direct the voting of the shares to be issued to BrazMin except in certain conditions, including but not limited to a merger, amalgamation or a sale of all or substantially all of Brazauro’s assets. Further, Brazauro will have the right to find purchasers for the shares if BrazMin wishes to sell. The Voting Agreement will terminate on the earliest of: (i) the day following the second shareholders meeting after the Voting Agreement is entered into, (ii) eighteen months after the Voting Agreement is entered into, and (iii) the date on which the shares held by BrazMin and its affiliates represent in the aggregate less than 10% of the then outstanding shares.

Item 3.02. Unregistered Sales of Equity Securities

Pursuant to the Agreement described in Item 1.01, Brazauro will issue to BrazMin 13,150,000 common shares of Brazauro upon closing of the acquisition. Brazauro will issue the shares outside the United States in reliance upon the exclusion from registration provided by Rule 903 of Regulation S promulgated pursuant to the Securities Act of 1933, as amended.

Item 7.01. Regulation FD Disclosure

The press release of September 13, 2006 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibits

Number	Description
99.1	Press Release dated September 13, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAZAURO RESOURCES CORPORATION (Registrant) By: /s/ Mark E. Jones, III Mark E. Jones, III Chairman

Dated:   September 14, 2006